UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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Sierra Income Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SIERRA INCOME CORPORATION

375 Park Avenue, 33rd Floor

New York, New York 10152

(212) 759-0777

May 21, 2014

Dear Stockholder:

2014 Annual Meeting Postponed to June 17, 2014

Please Vote. Your Vote Is Needed.

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Sierra Income Corporation (the “Company”) was scheduled to take place on Tuesday, May 6, 2014, however, it was postponed due to lack of quorum. The Company’s Annual Meeting will be held on Tuesday, June 17, 2014 at 10:30am, Eastern Time.

The Company is seeking your vote on two proposals:

1.	To re-elect two directors of the Company to serve for a term of three years or until their successors are duly elected and qualified; and

2.	To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The details related to these proposals are contained in the proxy statement, a copy of which is available on the internet through our website at http://www.sierraincomecorp.com. Also, the proxy statement and the proxy card were initially mailed to you on or around March 18, 2014.

The Company has made it easy for you to vote.

1.	VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, June 16, 2014, which is the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

2.	VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, June 16, 2014, which is the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

3.	VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Sierra Income Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The proxy card was initially mailed to you on or around March 18, 2014.

Please take a minute to vote as your vote matters and thank you for your help with these important votes.

Sincerely,

/s/ Seth Taube

Chairman and Chief Executive Officer